SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. ______)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]        Preliminary Proxy Statement
[ ]        Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant toss.240.14a-12

                            RELM WIRELESS CORPORATION
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]        Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                           RELM WIRELESS CORPORATION
                              7100 TECHNOLOGY DRIVE
                          WEST MELBOURNE, FLORIDA 32904

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                   May 6, 2003

Dear Stockholder:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of RELM Wireless Corporation which will be held at 9:00 a.m., Eastern Time, on Tuesday, May 6, 2003, at the offices of RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida 32904.

         The matters to be presented at the meeting are described in the Notice of 2003 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

         We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, execute and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

         We look forward to seeing you at the meeting.

                                      Sincerely,

                                      /s/ David P. Storey
                                      -------------------------------------
                                      David P. Storey
                                      President and Chief Executive Officer

                            RELM WIRELESS CORPORATION
                              7100 TECHNOLOGY DRIVE
                          WEST MELBOURNE, FLORIDA 32904

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 6, 2003

         The annual meeting of stockholders of RELM Wireless Corporation (the "Corporation") will be held at 9:00 a.m., Eastern Time, on Tuesday, May 6, 2003, at the offices of the Corporation, 7100 Technology Drive, West Melbourne, Florida 32904 for the following purposes:

         o To elect six (6) directors to hold office until the annual meeting of stockholders in 2004 and until their respective successors are duly elected and qualified;

         o To ratify the selection of BDO Seidman, LLP as independent certified public accountants for the year ending December 31, 2003; and

         o To transact such other business properly brought before the stockholders at the meeting.

         This notice, together with the accompanying proxy statement and enclosed proxy card, will be mailed to stockholders on or about April 18, 2003.

         The board of directors has set the close of business on March 10, 2003 as the record date of the meeting. Stockholders of record at the close of business on March 10, 2003 will be entitled to notice of and to vote at the annual meeting or any adjournment or continuation of the meeting. Each share of common stock is entitled to one vote. The proxy card provided with the proxy statement indicates the number of shares of the Corporation's common stock that you own and are entitled to vote. A list of stockholders will be available for inspection at the meeting.

         All stockholders are cordially invited to attend the annual meeting.

                                  By Order of the Board of Directors,

                                  /s/ William P. Kelly
                                  ---------------------------
                                  William P. Kelly, Secretary

West Melbourne, Florida
April 18, 2003

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            RELM WIRELESS CORPORATION

--------------------------------------------------------------------------------

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 6, 2003

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

             GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

         We sent you this proxy statement and the enclosed proxy card because the Company's board of directors is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting on May 6, 2003, and at any adjournment or postponement of the meeting, for the purposes indicated in the accompanying Notice of 2003 Annual Meeting of Stockholders. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         This proxy statement and the accompanying form of proxy will be mailed to stockholders on or about April 18, 2003. The annual report which accompanies the proxy materials is not to be regarded as proxy soliciting material.

Who can vote?

         You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 10, 2003. A total of 8,565,088 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

         Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the six director nominees, and FOR the ratification of BDO Seidman, LLP as independent certified public accountants.

What if other matters come up at the annual meeting?

         The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

         Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

         Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

         If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

         We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

Who will count the votes?

         American Stock Transfer & Trust Company, RELM's transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting. The inspector of election will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

         If your shares are held in the name of a broker or nominee, and you do not tell the broker or nominee how to vote your shares (so-called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are deemed to be routine, and not on any other proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be voted on that matter. However, the inspector of election will treat "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who pays for this proxy solicitation?

         We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

         None of the actions to be voted upon at the 2003 Annual Meeting of Stockholders shall create dissenters' rights under the General Corporation Law of the State of Nevada.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the annual meeting, six nominees will be elected as directors. In accordance with our By-Laws, the board of directors has set the size of the board at six directors. The directors elected will hold office until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified.

         NOMINATIONS. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election. The proxies will then be voted for such other person as the board of directors may recommend, unless the board of directors reduces the number of directors. All of the nominees are currently members of the board of directors of RELM.

         GENERAL INFORMATION ABOUT THE NOMINEES. Our board of directors is set at six persons. Set forth below is certain information concerning the nominees for election as directors and as our executive officers. The ages listed for the nominees are as of April 18, 2003. Our directors nominees are:


NAME                                AGE    POSITION
------------------------------------------------------------------------------
Donald F. U. Goebert                66     Chairman of the Board
David P. Storey                     50     President, Chief Executive Officer,
                                           and Director
Ralph R. Whitney Jr. (1)            68     Director
James C. Gale (1)(2)                53     Director
George N. Benjamin, III (1)(2)      65     Director
Randolph K. Piechocki (1)(2)        50     Director

----------
(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

         Each director holds his office until the next annual meeting of stockholders unless he resigns or is removed or disqualified. Officers are elected by the board of directors and any number of offices may be held by the same person.

         The business experience of our executive officers and directors is set forth below:

         Donald F. U. Goebert has been our Chairman of the Board (and a director of our predecessor) since March 1968. He was the President of our predecessor from March 1968 to October 1988, and our President and Chief Executive Officer from April 1993 to December 1997. He has been President of Chester County Fund, Inc., a commercial real estate company, since 1968. Mr. Goebert is a director of Investors Insurance Group, Inc., a commercial insurance company.

         David P. Storey has been our President and Chief Executive Officer since July 2000, after serving as our Chief Operating Officer from June 1998 to July 2000. From November 1994 to June 1998, he was Senior Vice President of Manufacturing of ANTEC Corp., a communications electronics company.

         William P. Kelly has been our Executive Vice President - Finance and Chief Financial Officer since July 1997, and Secretary since June 2000. From October 1995 to June 1997, he was Vice President and Chief Financial Officer of our subsidiary, RELM Communications, Inc. From January 1993 to October 1995, he was the Financial Director of Harris Corp. Semiconductor Sector.

         Ralph R. Whitney Jr. has been a director since January 1992. From January 1971 to January 2002, Mr. Whitney was the President and Chief Executive Officer of Hammond Kennedy Whitney & Co., Inc., an investment banking company. From January 2001 to June 2002, Mr. Whitney served as a director of

IFR Systems, Inc., a manufacturer of test equipment for the military. Since 1971, he was a director of Baldwin Technology Co., Inc., a manufacturer of printing press equipment, First Technology, PLC, a manufacturer and supplier of electronic optical sensors, Reinhold Industries, Inc., a manufacturer of composite components in the aerospace, defense and commercial lighting industries, and DURA Automotive Systems, Inc., a manufacturer of automobile windows, seat and door assemblies.

         James C. Gale has been a director since October 1993. Since September 1998, Mr. Gale has been a Managing Director of Sanders Morris Harris, an investment banking company. From 1991 to 1998, Mr. Gale was a Managing Director of Gruntal & Co., L.L.C., an investment banking and management company. Mr. Gale is a director of Amarin Corporation plc., a specialty pharmaceutical company.

         George N. Benjamin, III has been a director since January 1996. From August 1999 to October 2001, he has been the President and CEO of Keystone Networks, Inc. an optical network developer since November, 1999, and was the President and CEO of BICC Cables Corp., N.A., a manufacturer of electrical wires and cable, from August 1998 through June 1999. He has been the Consultant and Partner in Trig Systems, LLC, a management and consulting company, since July 1987. He has been a director of Stonebridge Financial Corp. since January 2001.

         Randolph K. Piechocki has been a director since October 2002. He has served as President of Palco Telecom Service, Inc., a provider of reverse logistic and warranty fulfillment services, from August 1999 to the present. He has held senior level management and advisory positions at TxPort, a manufacturer of carrier class WAN access devices, from October 1997 to August 1999; at Voice Control Systems from July 1997 to October 1997; at American Mobile Satellite, a wireless service provider, from April 1996 to September 1996.

         Our other key employees and their biographies are as follows:

         Harold B. Cook, age 57, has been our Vice President of Operations since July 2000. Mr. Cook joined us in April 1997 as Director of Manufacturing. Prior to joining us, Mr. Cook held the position of Director of Manufacturing Operations at Computer Products Incorporated, Fujitsu America Inc., and Ampro Corporation. Mr. Cook also held operations management positions at Storage Technology Corporation and Harris Corporation.

         Christopher Ramsden, age 48, has been our Vice President of Federal Sales and Marketing since January 2003. Prior to joining us, Mr. Ramsden served as the Director of Sales & Marketing for Kenwood Communications from February 2000 to January 2002. He also served in various senior-level sales and marketing positions with Bell South from August 1990 to February 2000. Mr. Ramsden has also held sales and marketing positions at Motorola and U.S. West.

         VOTE REQUIRED. Under the Nevada General Corporation Law, directors are elected by the affirmative vote of a plurality of the votes cast for the respective nominees. Proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the outcome of the election of directors.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

         MEETINGS OF THE BOARD OF DIRECTORS. The board of directors held four meetings during fiscal year 2002, and each of the directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the board of directors and committees (if any) on which he served.

         COMMITTEES OF THE BOARD OF DIRECTORS. The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a committee whose functions include nominating directors and does not have an executive committee. The following chart describes the function and membership of each committee and the number of times it met in 2002.

                          AUDIT COMMITTEE - 7 MEETINGS

Function                                                                         Members
-----------------------------------------------------------------------------    --------------------------------------
o    Recommends independent auditors                                             Randolph K. Piechocki
o    Reviews internal financial information                                      Ralph R. Whitney Jr.
o    Reviews report of audit and management letter                               James C. Gale
o    Participates in the determination of the adequacy of the internal           George N. Benjamin, III
     accounting control                                                          (Chair)
o    Reviews the results of audits with the independent auditors                 Robert L. MacDonald
o    Oversees quarterly and yearly reporting
o    Responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests
o    Reviews and approves a charter for the audit committee

Our board of directors adopted a charter for the Audit Committee on June 5, 2000.

                       COMPENSATION COMMITTEE - 3 MEETINGS

Function                                                                         Members
-----------------------------------------------------------------------------    --------------------------------------
o    Reviews and approves compensation and benefit programs                      James C. Gale
o    Establishes and approves compensation of officers and                       George N. Benjamin, III (Chair)
     management employees                                                        Randolph K. Piechocki
o    Adapts and administers stock option plans

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

         The Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by SAS 61 (codification on Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, and the Committee has received the required written disclosures and the letter from the independent auditors, and has considered the compatibility of nonaudit services with the auditors' independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2002.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board has approved) that the audited consolidated financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for the year ending December 31, 2003.

         The board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The board has determined that George N. Benjamin, III qualifies as an audit committee financial expert, and has been designated by the board as the financial expert serving on our audit committee. Mr. Benjamin is a director independent of our management.

                                            AUDIT COMMITTEE

                                            George N. Benjamin, III, Chairman
                                            James C. Gale
                                            Robert L. MacDonald
                                            Randolph K. Piechocki
                                            Ralph R. Whitney

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                          RELATED STOCKHOLDER MATTERS

         The table below shows, as of April 9, 2003, the number of shares of common stock beneficially owned by:

         o each person whom we know beneficially owns more than 5% of the common stock,

         o        each director and nominee for director,

         o each Named Officer included in the Summary Compensation Table, and

         o        all executive officers and directors as a group.

                                                         SHARES OF COMMON STOCK
NAME AND ADDRESS OF                                       BENEFICIALLY OWNED(2)              PERCENT OF
BENEFICIAL OWNER(1)                                          NUMBER OF SHARES                  CLASS
-------------------                                      ----------------------              ----------
Austin W. Marxe and David Greenhouse                            871,795  (3)                    9.3%
Corporate Opportunities Fund, Corporate Opportunities
  Fund Institutional, L.P.                                    2,222,220  (4)(5)                23.0%
Corporate Opportunities Fund, L.P.                              347,776  (6)                    4.0%
Corporate Opportunities Fund (Institutional), L.P.            1,874,444  (7)                   19.8%
SMM Corporate Management, LLC                                 2,222,220  (8)                   23.0%
Sanders Morris Harris Inc.                                    2,247,220  (9)                   23.3%
Donald F.U. Goebert                                           1,325,355  (10)(11)(12)          15.5%
Ralph R. Whitney, Jr.                                            55,469  (13)                      *
Buck Scott                                                      103,000  (13)                   1.2%
James C. Gale                                                 2,267,220  (13)(14)              23.4%
George N. Benjamin, III                                          85,056  (13)                   1.0%
Robert L. MacDonald                                              25,000  (13)                   0.3%
David P. Storey                                                 472,500  (13)                   5.2%
William P. Kelly                                                235,000  (13)                   2.7%
All executive officers and directors                          4,568,250  (10))(11)(12)(13)     43.3%
 as a group (8 persons)

----------
 *       Less than 1%

(1) The address of each executive officer and each director is c/o RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida 32904.

(2) Based on 8,565,088 shares of common stock issued and outstanding as of April 9, 2003. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed, which include shares of common stock that such persons have the right to acquire beneficial ownership of within 60 days from April 9, 2003.

(3) As disclosed in the Schedule 13G filed by Austin W. Marxe ("Marxe") and David M. Greenhouse ("Greenhouse"), dated February 27, 2003, Marxe and Greenhouse are members of MG Advisers L.L.C., the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. ("SSPE.") Marxe and Greenhouse have shared voting and dispositive power over 1,700,000 convertible subordinate promissory notes. These shares are issuable upon conversion of an 8%

         Convertible Subordinated Promissory Note due December 31, 2004 with a principal amount of $1,700,000, convertible into 871,795 common shares, at an exercise price of $1.95, all of which are owned by Special Situations Private Equity Fund, L.P.

(4) As disclosed in the Schedule 13D filed by Corporate Opportunities Fund, L.P. ("COF"), Corporate Opportunities Fund (Institutional), L.P. ("COFI") collectively, (the "Funds"), Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P., SMM Corporate Management, LLC, General Partner of the Funds, Sanders Morris Harris Inc. ("SMH"), the controlling member of the General Partner, and James
         C. Gale ("JCG"), the Chief Investment Officer, a Manager, and Member of the General Partner, dated February 14, 2003, are deemed to have sole power to vote or direct the vote and to dispose or to direct the disposition of the shares, as follows: the Funds: 2,222,220; COF:
         347,746; COFI: 1,874,444; SMM: 2,222,220; SMH: 2,247,220; and JCG:
         2,267,220. The shares of Common Stock and Warrants were separated on March 21, 2002. The address of the Funds, SMM, and Gale is 126 East 56th Street, 24th Floor, New York, NY 10022; and of SMH is 600 Travis, Suite 3100, Houston, TX 77002.

(5) Includes currently exercisable warrants to purchase 1,111,110 shares of common stock.

(6) Includes currently exercisable warrants to purchase 173,888 shares of common stock.

(7) Includes currently exercisable warrants to purchase 937,222 shares of common stock.

(8)      Includes shares beneficially owned by COF and COFI.

(9)      Includes shares beneficially owned by SMM.

(10) Includes 60,000 shares owned by a partnership controlled by Mr. Goebert. The address for Mr. Goebert is 400 Willowbrook Lane, West Chester, PA 19382

(11) Includes 23,366 shares held in a custodial account for our Employee Stock Purchase Program, of which Mr. Goebert is a custodian, and 789 shares held in a Trust under our 401(k) plan, of which Mr. Goebert is a Trustee.

(12) Includes 809,154 shares held jointly with his wife, and 3,887 shares held in the name of his wife.

(13) Share ownership of the following persons includes immediately exercisable options or warrants (exercisable as of February 12, 2003) as follows: for Mr. Whitney - 25,000 shares; for Mr. Scott - 40,000; for Mr. Gale - 1,136,110 shares; for Mr. Benjamin - 53,478 shares; for Mr. MacDonald - 25,000; for Mr. Storey - 472,500 shares; and for Mr. Kelly - 235,000 shares.

(14) Mr. Gale and his wife jointly own 20,000 shares of our common stock. Additionally, Mr. Gale is managing director of SMH, an investment banking company. Sanders Morris Harris Corporate Management LLC ("SMH LLC"), an affiliate of SMH, manages two funds which purchased our common stock in the rights offering which closed in March 2002 as follows: (i) 173,888 shares are owned by COF; and (ii) 937,222 shares are owned by COFI. Mr. Gale is Chief Investment Officer of SMH LLC. All shares are owned directly by the funds. In the rights offering, COF LP acquired warrants to purchase 173,888 shares which are exercisable commencing on February 12, 2003, and COFI acquired warrants to purchase 937,222 shares which have become exercisable on February 12, 2003.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16a-3 promulgated under the Exchange Act, with respect to fiscal 2002, the Company is not aware of any director or officer who failed to file on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act during fiscal 2002, except for Messrs. Benjamin, Gale, and Scott, each of whom failed to file one Form 4 report disclosing one transaction.

                           COMPENSATION OF MANAGEMENT

         The following table sets forth the annual and long term compensation during each of the last three years paid by us to Messrs. Storey and Kelly, who served as our President and Chief Executive Officer and Executive Vice President
- Finance, Chief Financial Officer, and Secretary, respectively, during 2002 (each a "Named Officer.") No other executive officer was paid salary and bonus compensation by us which exceeded $100,000 during 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term Compensation
                                                        Annual Compensation                          Awards
                                                 -----------------------------------      -----------------------------
                                                                           Other           Securities
                                                                           Annual          Underlying       All Other
Name and Principal                               Salary        Bonus    Compensation      Compensation     Compensation
Position                               Year        ($)           ($)        ($)            Options(#)         ($)(1)
---------------------------            ----      -------       ------   ------------      ------------     ------------
David P. Storey                        2002      225,014            --       --                  --           5,875
President and                          2001      203,486            --       --             245,000           7,105
Chief Executive Officer                2000      192,385        20,833       --              55,000           3,000

William P. Kelly                       2002      135,013            --       --                  --           4,731
Executive Vice                         2001      129,187            --       --             177,500           4,390
President - Finance,                   2000      122,844        20,833       --              50,000           3,000
Chief Financial Officer and
Secretary

----------
(1) The amounts shown in the column titled "All Other Compensation" for the year 2000 include employer contributions to our 401(k) plan, and for the year 2001 and 2002 include both employer contributions to our 401(k) plan and disability insurance premiums paid by the Company for the benefit of the Named Officers.

         The Named Officers did not receive any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named officer.

STOCK OPTION GRANTS

         During the last completed fiscal year, there have been no grants of stock options to the Named Officers.

         We do not currently have (and have not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

STOCK OPTION EXERCISES AND HOLDINGS

         The following table sets forth information relating to stock options exercised during 2002 by each of the Named Officers and the number and value of stock options held on December 31, 2002 by each of them.

        AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2002
                        AND FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities
                                                         Underlying Unexercised          Value of Unexercised
                            Shares         Value               Options at                In-the-Money Options at
                          Acquired on    Realized           Dec. 31, 2002 (#)             Dec. 31, 2002 ($)(1)
    Name                 Exercise (#)       ($)       Exercisable     Unexercisable   Exercisable   Unexercisable
----------------         ------------    --------     -----------     -------------   -----------   -------------
David P. Storey                --            --          472,500          72,500          --             --
William P. Kelly               --            --          235,000          67,500          --             --

----------
(1) The total value of unexercised options is based upon the difference between the last sales price of our common stock on the NASDAQ National Market System on December 31, 2002, which was $0.49 per share, and the exercise price of the options, multiplied by the number of shares underlying the options.

             EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

         We had Post-Termination Benefits Agreements with David P. Storey and William P. Kelly, our key executives. The agreements provided an incentive for the executives to remain in our employ should a merger, sale, change in control or other transaction occur by providing severance compensation if the executives are terminated within six months following such a change of control or other transaction. The post-termination agreements also subjected the executives to general confidentiality and non-disparagement provisions as well as non-competition and non-solicitation provisions for one year following termination. The post-termination agreements terminated on October 1, 2002.

DIRECTORS' COMPENSATION

During 2002, we paid to each of our non-employee directors meeting fees of $1,000 for attendance at each board meeting and $500 for attendance at each meeting of any committee of the board of directors which was not held in conjunction with a meeting of the board. In addition, our directors receive a yearly retainer fee of $8,000. During 2002, we paid $50,000 to Mr. Goebert for his services as Chairman of the Board. Pursuant to the terms of the 1996 Non-Employee Director Stock Option Plan, each non-employee director also receives stock options for service as a director. Also, pursuant to the terms of the Plan, a grant of a stock option for the purchase of 5,000 shares is made to each non-employee director on the date of each annual meeting of shareholders at which that person is elected or re-elected as a director (or if the annual meeting has not been held by June 30 of that year the grant is made as of June 30th of that year to each of the persons qualifying and who has been a non-employee director for at least three months).

         Options are granted at an exercise price equal to the fair market value of our common stock on the date of grant, become fully exercisable eleven months after the date of grant, or earlier upon a change of control as defined in the Plan, and expire five years from the date of grant or earlier in the event service as a director ceases. On June 28, 2002, a grant of stock options for the purchase of 5,000 shares was made to each of our non-employee directors at an exercise price of $0.80 per share and on October 8, 2002, a grant of stock options for the purchase of 5,000 shares was made to our newly elected director Randolph K. Piechocki at an exercise price of $.61 per share.

                        REPORT OF COMPENSATION COMMITTEE

GENERAL PHILOSOPHY ON EXECUTIVE COMPENSATION

         The Company's compensation program for the Named Officers, as well as for its other executive officers, is administered by the board of directors with the advice and counsel of the Compensation Committee of the Board. The members of the Compensation Committee provide such advice and counsel through their participation as directors in meetings of the Board and as members of the Compensation Committee in separate meetings of the Compensation Committee. During 2002, the Compensation Committee consisted of three outside directors, George N. Benjamin, III, Chairman, James C. Gale, and Randolph K. Piechocki, whom are nominees for reelection as directors. The Compensation Committee held three meetings during 2002.

         The Company's officer compensation is composed of base salary, incentive compensation in the form of an annual cash bonus and discretionary long-term incentive compensation in the form of stock options. Each officer is also a participant in medical and life insurance, a non-contributory 401(k) and other plans which are generally made available to employees of the Company or of the business units managed by such officer.

         The Compensation Committee and the board of directors strive to offer to the Company's officers a compensation package consisting of base salary and incentive compensation which will attract, retain, motivate, and reward talented executives. To achieve their objectives, the Compensation Committee and the board evaluate the performance of the Company's officers and consider data on other companies in its industry which are comparable in size, location and financial performance. The Compensation Committee and the Board intend to base a significant portion of the compensation of senior executives upon the Company's financial success so that the Company's officers are rewarded on the same basis as the Company's stockholders.

         As President and Chief Executive Officer, Mr. Storey's annual salary is $225,014. Consistent with the compensation objectives of the Compensation Committee and the Board, the use of stock options has also been a material part of the compensation package for Mr. Storey. In 2002, Mr. Storey did not receive stock options under the Company's 1997 Stock Option Plan. In 2002, no stock options were granted to Mr. William P. Kelly or other key employees of RELM and its subsidiaries.

         From time to time, the Board, upon the recommendation of the Compensation Committee, implements bonus plans or grants discretionary bonus payments to its executive and other officers based upon performance criteria and the results of the Company's operations. It is the continuing philosophy of the Compensation Committee to include corporate goals, stock price, and financial results measured by return on stockholder equity as determinants of total executive compensation. No bonuses were paid to executive or other officers in 2002.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         The Internal Revenue Code of 1986, as amended, provides that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Compensation Committee and the board intend to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Options granted under the Company's stock option plans are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1,000,000 limitation.

                                        COMPENSATION COMMITTEE

                                        George N. Benjamin, III, Chairman
                                        James C. Gale, Director
                                        Randolph K. Piechocki

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, the Compensation Committee of our board of directors was composed of independent, outside directors, Messrs. Benjamin (Chairman), Gale, and Piechocki. As noted above, our compensation program for our executives is administered by the board of directors with the advice and counsel of the Compensation Committee. As a result, during 2002, Mr. Storey provided input to the deliberations by the Compensation Committee and the board concerning executive compensation. Mr. Storey did not vote as a member of the board in any board action which affected his own compensation.

     Neither of the Compensation Committee members is or has been an officer or employee of us or any of our subsidiaries. In addition, neither Benjamin, Gale, nor Piechocki has, or has had, any relationship with us which is required to be disclosed in this proxy statement. No RELM executive officer currently serves on the compensation committee or any similar committee of another public company.

                          STOCK PRICE PERFORMANCE GRAPH

                               [GRAPHIC OMITTED]

COMMON STOCK PERFORMANCE

         The graph above compares the five-year cumulative total stockholder return on our stock with the five-year cumulative total return of the Nasdaq Stock Index, U.S. ("Nasdaq") and the Nasdaq non-financial stocks index ("Composite"). The comparison covers the five years ended December 31, 2002 and is based on an assumed $100 investment on December 31, 1997.

---------------------------------------------------------------------------
                                             NASDAQ NFS
                        NASDAQ                COMPOSITE             RELM
---------------------------------------------------------------------------
   12/31/1997               100                    100                 100
   12/31/1998          140.9898               146.7490             20.2433
   12/31/1999          261.4836               287.8086             41.3196
   12/31/2000          157.4169               167.7537              5.3682
   12/31/2001          124.8859               128.1900             13.8834
   12/31/2002           86.3273                83.8478              6.4789
---------------------------------------------------------------------------

         PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Upon recommendation of our audit committee, our board of directors selected BDO Seidman, LLP (BDO) as our independent auditors for the fiscal year ending December 31, 2003. Although this appointment is not required to be submitted to a vote of shareholders, we believe that it is of sufficient importance to seek ratification of this action. Whether the proposal is approved or defeated, the Board may reconsider its selection of BDO. We are submitting our selection of independent auditors for ratification at the Annual Meeting.

         Representatives of BDO are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Ernst & Young LLP (EY) was the independent certifying accountants previously engaged to audit our financial statements for the fiscal year ended December 31, 2001. It is not expected that a representative of EY will be present at the annual meeting. EY's report on our consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. BDO's report on our consolidated financial statements for the fiscal year ended December 31, 2002 does not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The report contains an explanatory paragraph as to our ability to continue as a going concern. The report contained no other qualifications. During our two most recent fiscal years ended December 31, 2001 and December 31, 2002, there were no disagreements with either EY or BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY's and BDO's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years. We filed a Current Report on Form 8-K on November 6, 2002, to report the change of auditors.

         The amount of fees billed by our independent auditors and the nature of the work for which these fees were billed are as follows:

         Audit Fees
         ----------
         Aggregate fees billed for BDO's audit of our annual financial statements for the year ended December 31, 2002 totaled $55,000 and for E&Y's review of the financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2002 totaled $23,800.

         Financial Information Systems Design and Implementation Fees
         ------------------------------------------------------------
         No fees were incurred or billed for any financial information systems design and implementation services rendered by E&Y for the fiscal year ended December 31, 2002.

         All Other Fees
         --------------
         Aggregate fees billed for all other services (Rights Offering) rendered by E&Y for the fiscal year ended December 31, 2002 totaled $84,680. The audit committee has determined that all services rendered under "All Other Fees" have had no impact on our auditor's independence.

         VOTE REQUIRED. Pursuant to the Nevada General Corporation law, Proposal 2 will be approved if the number of votes cast in favor of the Proposal exceeds the number of votes cast against the Proposal. Abstentions and broker non-votes will have no effect on the outcome.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE "FOR" THIS PROPOSAL 2.

                             REPORT TO STOCKHOLDERS

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AND ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO US AT 7100 TECHNOLOGY DRIVE, WEST MELBOURNE, FLORIDA, ATTENTION: WILLIAM P. KELLY, EXECUTIVE VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY.

                              STOCKHOLDER PROPOSALS

         A stockholder proposal submitted for inclusion in the proxy statement and form of proxy for our annual meeting of stockholders to be held in 2004 must be received by us before December 11, 2003. Notice of a stockholder's proposal submitted for consideration at the annual meeting of stockholders, which is not submitted for inclusion in our proxy statement, will be considered untimely on February 24, 2004, and the persons named in the proxies solicited for the 2004 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal. Proposals or notices should be sent to our executive offices at 7100 Technology Drive, West Melbourne, Florida, Attention:
Secretary.

                                  OTHER MATTERS
         The board of directors does not intend to present, and has no knowledge that others will present, any other business at the annual meeting. If, however, any other matters are properly brought before the annual meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

         Kindly date, sign and return the enclosed proxy card.

                                    By Order of the Board of Directors


                                    /s/ David P. Storey
                                    -------------------------------------
                                    David P. Storey
                                    President and Chief Executive Officer

                            RELM WIRELESS CORPORATION
                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF RELM WIRELESS CORPORATION

         The undersigned, a holder of common stock of RELM WIRELESS CORPORATION, hereby constitutes and appoints DAVID P. STOREY and WILLIAM P. KELLY, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 6, 2003 at 9:00 a.m., at the offices of RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida, and any adjournment of postponement thereof, and thereat to vote all shares of RELM's Common Stock which the undersigned would be entitled to vote if personally present, as follows:


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

                        Annual Meeting of Stockholders of
                            RELM WIRELESS CORPORATION

                                   May 6, 2003

                         ---------------------------------- --------------------
                                   COMPANY NAME
                         ---------------------------------- --------------------
                                   ACCOUNT NUMBER
                         ---------------------------------- --------------------

Please date, sign and mail your proxy
Card in the envelope provided as soon as Possible.

                Please detach and mail in the envelope provided.



[X]

--------------------------------------------------------------------------------
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.       ELECTION OF DIRECTORS.


                                                 NOMINEES FOR ELECTION AS
                                                        DIRECTORS:

              [ ]  FOR ALL NOMINEES            o        Donald F. U. Goebert
                                               o        David P. Storey
              [ ]  WITHHOLD AUTHORITY          o        Ralph R. Whitney, Jr.
                   FOR ALL NOMINEES            o        James C. Gale
                                               o        George N. Benjamin, III
              [ ]  FOR ALL EXCEPT              o        Randolph K. Piechocki
                   (See instructions below)


INSTRUCTIONS:      To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

--------------------------------------------------------------------------------

2.       Ratification of BDO Seidman, LLP as independent   FOR  AGAINST  ABSTAIN
         certified public accountants for the year ending
         December 31, 2003.                                [ ]    [ ]      [ ]

         The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement of RELM Wireless Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and indicate your new address n the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
--------------------------------------------------------------------------------

Signature of Stockholder ________ Date:  Signature of Stockholder ________ Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please signing partnership name by authorized person.

[X]